Exhibit 99.1

7733 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003
www.Belden.com
News Release

From:	Belden Investor Relations 314.854.8054
Belden Announces Fourth Quarter and Full Year 2008 Results
Fourth Quarter and Full Year 2008 Highlights
•	Adjusted net income per diluted share was $0.26 in the quarter and $2.68 for the full year.

•	Fourth quarter adjusted operating margin was 4.4 percent. Excluding the wireless business acquired in 2008, adjusted operating margin was 6.2 percent.

•	Free cash flow for the fourth quarter and for the year was $24.9 million and $120.3 million, respectively.

•	Liquidity of $330.6 million remains strong with $227.4 million in cash and $103.2 million in revolving credit facility borrowing capacity.

•	Revenue and EPS, adjusted for certain items, for the first quarter of 2009 are expected to be between $330.0 million and $350.0 million and $0.10 and $0.15 per share, respectively.
St. Louis, Missouri — Thursday, February 5, 2009 — Belden (NYSE:BDC), a leader in the design, manufacture, and marketing of signal transmission solutions for industrial automation, data networking, and a wide range of specialty electronics markets, today announced results of the fourth quarter and full year ended December 31, 2008.
Fourth Quarter 2008 Results
The Company reported fourth quarter 2008 revenue of $417.3 million with an operating loss of $482.4 million, inclusive of significant goodwill impairment and restructuring charges. Revenue in the fourth quarter of last year was $584.6 million with operating income of $59.3 million. Fourth quarter 2008 net loss was $448.1 million, or a loss of $9.64 per diluted share.
In connection with its required annual goodwill and other asset impairment testing, the Company recorded a non-cash goodwill and other asset impairment charge of $461.1 million or $9.47 per share. The impairment charge results primarily from the significant deterioration of the equity markets that occurred in the fourth quarter. The charge is a non-cash item; will not affect the Company’s cash flows, liquidity position or borrowing capacity under its credit facilities; and is excluded from the Company’s financial results in evaluating financial covenants under its credit agreements.

Belden recorded a charge of $32.7 million or $0.48 per share for severance, fixed asset impairments and loss on sale of assets related to restructuring actions announced during the fourth quarter.
Adjusted operating income in the fourth quarter of 2008 was $18.9 million or 4.4 percent of revenue, compared to 10.9 percent a year ago. Adjusted net income per diluted share was $0.26 in the quarter, compared to $0.83 in the fourth quarter of 2007. See the attached schedule, Adjusted Operating Results, for a reconciliation of GAAP results to adjusted results.
“As we announced on January 15, the continued environment of weakening demand and customer inventory reductions across all of our businesses had a significant impact on our results during the fourth quarter,” said John Stroup, President and Chief Executive Officer of Belden. “Although the economic difficulties we experienced in the fourth quarter are expected to be with us for some time, we believe the restructuring efforts initiated in early December will provide us with the cost structure necessary to succeed under the current market conditions.”
“Our balance sheet and liquidity remains a strength in today’s economy. Cash on hand at year-end was $227.4 million and cash flow from operations in the quarter was $46.0 million and, net of capital expenditures, was $24.9 million.” Stroup continued.
Full-Year Results
Revenue of $2.006 billion in the year ended December 31, 2008, was approximately 1.3 percent lower than 2007 revenue of $2.033 billion. Operating loss in 2008 was $342.2 million, and the net loss was $361.0 million, or a loss of $8.08 per diluted share. This compares to operating income of $220.7 million, and net income of $137.1 million or $2.73 per diluted share in 2007.
Adjusted operating income for fiscal 2008 was $196.5 million, and adjusted net income was $127.1 million, or $2.68 per share. This compares to adjusted operating income of $234.5 million, and adjusted net income of $144.3 million, or $2.87 per share in 2007.
Outlook
The Company expects first quarter revenue and EPS, adjusted for certain items, to be between $330.0 million and $350.0 million and $0.10 and $0.15 per share, respectively.
“As we noted at our investor day, poor visibility makes it difficult for us to provide a forecast for the full year 2009,” said Stroup. “However, we remain focused on our strategic priorities, with a particular emphasis on our Lean culture and organic growth initiatives. Our focus on disciplined cost control and executing our strategy will allow us to exit these challenging times as a clear leader within the signal transmissions industry.”

Forward Looking Statements
Statements in this release other than historical facts are “forward looking statements” made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company’s actual results may differ materially from these expectations. The current global economic slowdown has adversely affected the Company’s results of operations and may continue to do so. Turbulence in financial markets may increase the Company’s borrowing costs. Some additional factors that may cause actual results to differ from the Company’s expectations include demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the Company’s ability to integrate successfully acquired businesses; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 29, 2008. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise.
About Belden
Sending All the Right Signals — from industrial automation to data centers, from broadcast studios to aerospace, from cutting-edge wireless communications to consumer electronics, Belden people are committed to delivering the best signal transmission solutions in the world. Belden associates work in copper cable, fiber, wireless technology, connectors, switches and active components to bring voice, video and data to your mission-critical application. With 2008 revenue of $2.0 billion, Belden has manufacturing capability in North America, Europe and Asia. To obtain additional information contact Investor Relations at 314-854-8054, or visit our website at www.belden.com.

Contact:
Belden Investor Relations
314-854-8054

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(In thousands,except per share data)
Revenues	$417,267	$584,584	$2,005,890	$2,032,841
Cost of sales	(319,527)	(422,799)	(1,442,208)	(1,471,471)

Gross profit	97,740	161,785	563,682	561,370
Selling, general and administrative expenses	(94,897)	(93,387)	(362,122)	(317,481)
Research and development	(14,038)	(7,067)	(50,089)	(17,843)
Amortization of intangibles	(4,154)	(2,069)	(13,440)	(10,604)
Gain (loss) on sale of assets	(2,843)	—	(3,727)	8,556
Goodwill and other asset impairment	(464,190)	—	(476,492)	(3,262)

Operating income (loss)	(482,382)	59,262	(342,188)	220,736
Interest expense	(9,642)	(8,747)	(36,660)	(27,516)
Interest income	1,242	1,257	5,300	6,544
Other income (expense)	2,359	2,663	6,326	1,799

Income (loss) before taxes	(488,423)	54,435	(367,222)	201,563
Income tax benefit (expense)	40,373	(18,846)	6,195	(64,440)

Net income (loss)	$(448,050)	$35,589	$(361,027)	$137,123

Weighted average number of common shares and equivalents:
Basic	46,488	44,851	44,692	44,877
Diluted	46,488	49,868	44,692	50,615

Basic income (loss) per share	$(9.64)	$0,79	$(8.08)	$3.06

Diluted income (loss) per share	$(9.64)	$0.71	$(8.08)	$2.73

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	External			Operating
	Customer	Affiliate	Total	Income
	Revenues	Revenues	Revenues	(Loss)
	(In thousands)
Three Months Ended December 31, 2008

Belden Americas	$169,528	$12,813	$182,341	$23,366
Specialty Products	41,951	9,132	51,083	(38,006)
Wireless	5,930	260	6,190	(45,533)
EMEA	130,437	3,059	133,496	(270,170)
Asia Pacific	69,421	—	69,421	(108,616)

Total Segments	417,267	25,264	442,531	(438,959)
Finance and Administration	—	—	—	(37,842)
Eliminations	—	(25,264)	(25,264)	(5,581)

Total	$417,267	$—	$417,267	$(482,382)

Three Months Ended December 31, 2007

Belden Americas	$225,522	$22,227	$247,749	$44,770
Specialty Products	63,377	21,455	84,832	12,303
EMEA	190,340	5,483	195,823	14,890
Asia Pacific	105,345	464	105,809	11,997

Total Segments	584,584	49,629	634,213	83,960
Finance and Administration	—	—	—	(13,441)
Eliminations	—	(49,629)	(49,629)	(11,257)

Total	$584,584	$—	$584,584	$59,262

Twelve Months Ended December 31, 2008

Belden Americas	$758,434	$69,603	$828,037	$141,248
Specialty Products	211,571	61,570	273,141	(27,810)
Wireless	13,722	298	14,020	(54,317)
EMEA	678,617	19,341	697,958	(213,967)
Asia Pacific	343,546	111	343,657	(79,562)

Total Segments	2,005,890	150,923	2,156,813	(234,408)
Finance and Administration	—	—	—	(74,889)
Eliminations	—	(150,923)	(150,923)	(32,891)

Total	$2,005,890	$—	$2,005,890	$(342,188)

Twelve Months Ended December 31, 2007

Belden Americas	$865,183	$69,993	$935,176	$166,360
Specialty Products	245,185	83,552	328,737	53,265
EMEA	620,455	20,495	640,950	48,272
Asia Pacific	302,018	464	302,482	30,593

Total Segments	2,032,841	174,504	2,207,345	298,490
Finance and Administration	—	—	—	(43,313)
Eliminations	—	(174,504)	(174,504)	(34,441)

Total	$2,032,841	$—	$2,032,841	$220,736

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Twelve Months Ended
	December 31, 2008	December 31,2007
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(361,027)	$137,123
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	56,836	51,746
Goodwill and other asset impairment	476,492	3,262
Deferred income tax expense (benefit)	(37,146)	24,945
Pension funding in excess of pension expense	(6,917)	(5,883)
Share-based compensation	13,568	10,562
Provision for inventory obsolescence	12,994	4,802
Loss (gain) on disposal of tangible assets	3,727	(8,556)
Excess tax benefits related to share-based compensation	(1,279)	(8,533)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	73,526	5,148
Inventories	28,188	21,428
Deferred cost of sales	(7,270)	—
Accounts payable	(35,666)	18,935
Accrued liabilities	(14,042)	9,161
Deferred revenue	18,266	—
Accrued taxes	(31,770)	(30,620)
Other assets	(1,525)	(12,826)
Other liabilities	(13,081)	(15,138)

Net cash provided by operating activities	173,874	205,556

Cash flows from investing activities:
Cash used to invest in and acquire businesses	(147,384)	(589,816)
Proceeds from disposal of tangible assets	40,898	60,182
Capital expenditures	(53,561)	(63,501)
Cash provided by other investing activities	—	2,911

Net cash used in investing activities	(160,047)	(590,224)

Cash flows from financing activities:
Proceeds from exercise of stock options	6,103	32,335
Excess tax benefits related to share-based compensation	1,279	8,533
Payments under share repurchase program	(68,336)	(31,664)
Cash dividends paid	(8,926)	(9,026)
Debt issuance costs	—	(11,070)
Borrowings under credit arrangements	240,000	566,000
Payments under borrowing arrangements	(110,000)	(278,000)

Net cash provided by financing activities	60,120	277,108

Effect of foreign currency exchange rate changes on cash and cash equivalents	(6,498)	13,373

Increase (decrease) in cash and cash equivalents	67,449	(94,187)
Cash and cash equivalents, beginning of period	159,964	254,151

Cash and cash equivalents, end of period	$227,413	$159,964

Free cash flow is defined by the Company as net cash provided by operating activities less capital expenditures. Free cash flow was $120,313 ($173,874 — $53,561) for 2008 and $142,055 ($205,556 — $63,501) for 2007.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$227,413	$159,964
Receivables	292,236	373,108
Inventories, net	216,022	257,540
Deferred income taxes	22,606	28,578
Other current assets	34,826	17,392

Total current assets	793,103	836,582

Property, plant and equipment, less accumulated depreciation	324,569	369,803
Goodwill	321,478	648,882
Intangible assets, less accumulated amortization	156,025	154,786
Other long-lived assets	53,388	58,796

	$1,648,563	$2,068,849

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$160,744	$190,018
Accrued liabilities	180,801	160,029
Current maturities of long-term debt	—	110,000

Total current liabilities	341,545	460,047

Long-term debt	590,000	350,000
Postretirement benefits	120,256	98,084
Deferred income taxes	4,270	78,140
Other long-term liabilities	21,624	9,915
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	583,977	638,690
Retained earnings	108,676	478,776
Accumulated other comprehensive income	10,227	93,198
Treasury stock	(132,515)	(138,504)

Total stockholders’ equity	570,868	1,072,663

	$1,648,563	$2,068,849

BELDEN INC.
ADJUSTED OPERATING RESULTS
(Unaudited)
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for goodwill and other asset impairment, certain purchase accounting effects related to acquisitions (inventory cost step-up, amortization of the sales backlog intangible, and in-process research and development charges), revenue deferrals related to Trapeze Networks, severance charges, adjusted depreciation, gains (losses) recognized on the disposal of certain tangible assets, and one-time tax benefits (charges). We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	As Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Three Months Ended December 31, 2008

Revenues	$417,267	$9,545	$426,812

Gross profit	$97,740	$20,279	$118,019
as a percent of revenues	23.4%		27.7%

Operating income (loss)	$(482,382)	$501,328	$18,946
as a percent of revenues	-115.6%		4.4%

Net income (loss)	$(448,050)	$460,286	$12,236
as a percent of revenues	-107.4%		2.9%

Net income (loss) per diluted share	$(9.64)	$9.90	$0.26

Three Months Ended December 31, 2007

Revenues	$584,584	$—	$584,584

Gross profit	$161,785	$6,023	$167,808
as a percent of revenues	27.7%		28.7%

Operating income	$59,262	$4,360	$63,622
as a percent of revenues	10.1%		10.9%

Net income	$35,589	$5,745	$41,334
as a percent of revenues	6.1%		7.1%

Net income per diluted share	$0.71	$0.12	$0.83
Adjustments for the three months ended December 31, 2008 included pre-tax income impacts for goodwill and other asset impairment, severance, revenue deferrals, loss on sale of assets, and other restructuring items of $464.2 million, $26.5 million, $5.8 million, $2.8 million, and $2.0 million, respectively.
Adjustments for the three months ended December 31, 2007 included pre-tax purchase accounting effects for acquisitions and severance related to the Voluntary Separation Program and other personnel actions of $3.6 million and $1.6 million, respectively, partially offset by pre-tax benefits totaling $0.8 million associated with our previously announced North American restructuring actions including severance charges, income with respect to retirement plan curtailments, and favorable depreciation adjustments.

	As
	Reported	Adjustments	Adjusted
	(In thousands, except percentages and per share amounts)
Twelve Months Ended December 31, 2008

Revenues	$2,005,890	$18,266	$2,024,156

Gross profit	$563,682	$32,275	$595,957
as a percent of revenues	28.1%		29.4%

Operating income (loss)	$(342,188)	$538,681	$196,493
as a percent of revenues	-17.1%		9.7%

Net income (loss)	$(361,027)	$488,097	$127,070
as a percent of revenues	-18.0%		6.3%

Net income (loss) per diluted share	$(8.08)	$10.76	$2.68

Twelve Months Ended December 31, 2007

Revenues	$2,032,841	$—	$2,032,841

Gross profit	$561,370	$16,397	$577,767
as a percent of revenues	27.6%		28.4%

Operating income	$220,736	$13,778	$234,514
as a percent of revenues	10.9%		11.5%

Net income	$137,123	$7,166	$144,289
as a percent of revenues	6.7%		7.%1

Net income per diluted share	$2.73	$0.14	$2.87
Adjustments for the twelve months ended December 31, 2008 included pre-tax income impacts for goodwill and other asset impairment, severance, revenue deferrals, loss on sale of assets, and other restructuring items of $476.5 million, $39.9 million, $12.1 million, $3.7 million, and $6.5 million, respectively.
Adjustments for the twelve months ended December 31, 2007 included pre-tax purchase accounting effects for acquisitions, asset impairment, severance related to the Voluntary Separation Program and other personnel actions, and charges related to our previously announced North American restructuring actions of $15.8 million, $3.3 million, $1.6 million, and $1.4 million, respectively, partially offset by a $8.3 million pre-tax gain on sales of assets.